UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) October 26, 2005

                       NATIONAL PROPERTY INVESTORS III
            (Exact name of Registrant as specified in its charter)


            California                0-9567                  13-2974428
      (State or other jurisdiction  (Commission            (I.R.S. Employer
         of incorporation or        File Number)        Identification Number)
           organization)


                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                                 (864) 239-1000
                           (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 2.01   Completion of Acquisition or Disposition of Assets.

National Property Investors III (the "Registrant") owns a 99% interest in National Pinetree Limited Partnership, a North Carolina limited partnership (the "Partnership"). On October 26, 2005, the Partnership sold its investment property, Pinetree Apartments, a 220-unit apartment complex located in Charlotte, North Carolina ("Property") to a third party, Juniper Investment Group, Ltd., a Texas limited partnership (the "Purchaser"). In addition to the Property, the Purchaser purchased eight other apartment complexes all owned by affiliates of AIMCO Properties, L.P., an affiliate of the managing general partner of the Partnership. The total sales price for the Property and the eight other properties is approximately $62,300,000, of which approximately $5,800,000 represents the sale price for the Property. The Registrant continues to own and operate one other investment property.

In accordance with the Amended and Restated Limited Partnership Agreement of the Registrant, the Registrant's general partner is evaluating the cash requirements of the Registrant to determine whether any portion of the net proceeds will be distributed to the Registrant's partners.


Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

The following unaudited pro forma consolidated balance sheet and consolidated statements of operations reflect the operations of the Registrant as if the Property had been sold on January 1, 2004.

The pro forma consolidated financial statements do not project the Registrant's results of operations at any future date or for any future period. This pro forma information should be read in conjunction with the Registrant's 2004 Annual Report on Form 10-KSB.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 (in thousands)

                                                   June 30, 2005
All other assets                                    $  1,046
Investment properties, net                             5,255
    Total Assets                                    $  6,301

All other liabilities                               $  2,089
Mortgage notes payable                                22,349
Partners' deficit                                    (18,137)
    Total Liabilities and Partners' Deficit         $  6,301




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               PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                     (in thousands, except per unit data)

                                               Year Ended       Six Months Ended
                                            December 31, 2004     June 30, 2005

Total revenues                                     $5,194              $ 2,641
Total expenses                                      5,494                2,559

Net (loss) income                                  $ (300)             $    82

Net (loss) income per limited partnership          $(6.18)             $  1.68
unit







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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                NATIONAL PROPERTY INVESTORS III
                                (a California Limited Partnership)


                                By: NPI Equity Investments, Inc.
                                    Managing General Partner


                                By: /s/Martha L. Long
                                    Martha L. Long
                                    Senior Vice President


                             Date: November 1, 2005